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                                                                      EXHIBIT 21

                          FOXMEYER HEALTH CORPORATION
                      (FORMERLY NATIONAL INTERGROUP, INC.)
                        SUBSIDIARIES OF THE REGISTRANT*

* ALL SUBSIDIARIES ARE 100% OWNED EXCEPT WHERE OTHERWISE NOTED.

    FoxMeyer Corporation (Delaware)
           d/b/a CareStream
       FoxMeyer Canada Inc. (Ontario) (24%)
       FoxMeyer Drug Company (Kansas)
         DRxCare, Inc. (Delaware)
         FoxMeyer Drug Company (Delaware)
         Harris Wholesale Company (Delaware)
         Health Mart, Inc. (Colorado)
         IVPartners, Inc. (Delaware)
       FoxMeyer Realty Company (Delaware)
       FoxMeyer Software, Inc. (Delaware) (80%)
       Healthcare Connect, Inc. (Delaware)
         OmNex Health, Inc. (Delaware)
            Health Care Pharmacy Providers, Inc. (Delaware)
                 FoxMeyer Canada Inc. (Ontario) (23%)
            NexCare, Inc. (Delaware)
            Scrip Card Enterprises, Inc. (Utah)
            US HealthData Interchange, Inc. (Delaware)
       Healthcare Transportation System, Inc. (Delaware) Health Systems, Inc. (Delaware)
       Merchandise Coordinator Services Corporation (Delaware)
         d/b/a   FoxMeyer Trading Company
                 Full Value Distributors
       Carol Stream Holdings, Inc. (Illinois)
    Ben Franklin Retail Stores, Inc. (Delaware) (67.7%)
       Belmont Insurance Co., Ltd. (Bermuda)
       Ben Franklin Crafts, Inc. (Delaware)
       Ben Franklin Stores, Inc. (Delaware)
         BF Services, Inc. (Illinois)
         Ben Franklin Insurance Agency, Inc. (Illinois)
         Ben Franklin Realty Corporation (Delaware)
       Ben Franklin Transportation, Inc. (Delaware)
    Intergroup Services, Inc. (Delaware)
    M&A Investments, Inc. (Delaware)
    National Aluminum Corporation (Delaware)
    National Intergroup Realty Corporation (Delaware)
    National Intergroup Realty Development, Inc. (Delaware) National Intergroup Realty Funding, Inc. (Delaware) National Magnesium Corporation (Texas)
    National Steel Products Company (Texas)
    National Steel Products Company, Inc. (Indiana)
    Natmin Development Corporation (Delaware)
    Natoil Corporation (Kansas)
    NII Health Care Corporation (Delaware)
    NI World Trade, Incorporated (Delaware)
    Oceanside Enterprises, Inc. (Delaware)
    Riverside Insurance Co., Ltd. (Bermuda)
    Starcom International, Inc. (Delaware) (80%)